Exhibit 99.2

    Consolidated Report to the Financial Community
Second Quarter 2011

(Released August 2, 2011) (Unaudited)

HIGHLIGHTS	After-Tax EPS Variance Analysis	2nd.Qtr.
	2Q 2010 Basic EPS – GAAP Basis	$0.87
	Special Items – 2010	(0.05)
● Normalized non-GAAP* earnings, excluding special items, were $0.65 per share for the	2Q 2010 Normalized Earnings – Non-GAAP Basis*	$0.82
second quarter of 2011, compared with $0.82 per share for the second quarter of 2010.	Commodity Margin	(0.04)
GAAP earnings for the second quarter of 2011 were $0.43 per share, compared with	O&M Expenses
$0.87 per share for the second quarter of 2010.	- Generation	(0.08)
	- Energy Delivery	0.01
	Depreciation	(0.01)
Q2 2011 Results vs. Q2 2010 (FE Pre-Merger)	General Taxes	(0.02)
	Financing Costs	(0.04)
The following explanations reflect variances for FirstEnergy, excluding the Allegheny Companies.	Increased Common Shares Outstanding	(0.22)
Second quarter 2011 earnings associated with the Allegheny Companies are noted separately.	Allegheny Companies - Second Quarter 2011	0.20
	Purchase Accounting	0.04
● Electric distribution deliveries decreased by 289,000 Megawatt-hours (MWH), or 1%, with	Effective Income Tax Rate	(0.02)
no material impact to earnings compared to the same period last year. Cooling-degree-	Other	0.01
days were 17% lower than the same period last year but 29% above normal. Residential	2Q 2011 Normalized Earnings – Non-GAAP Basis* $0.65
deliveries decreased by 40,000 MWH, or 0.5%. Commercial deliveries decreased	Special Items - 2011	(0.22)
195,000 MWH, or 2%, while industrial deliveries decreased by 48,000 MWH, or 0.5%.	2Q 2011 Basic EPS – GAAP Basis	$0.43

● Lower commodity margin decreased earnings by $0.04 per share, due primarily to the combination of higher transmission costs, more spot market power purchases, and lower wholesale sales, partially offset by higher contract generation sales and lower fuel costs.

* The 2011 GAAP to non-GAAP reconciliation statements can be found on page 18 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Commodity Margin EPS Summary

Commodity Margin EPS - 2Q11 vs 2Q10	Rate	Volume	Total
Contract Generation Sales
- Direct Sales	($0.02)	$0.40	$0.38
- Government Aggregation Sales	$0.01	$0.10	$0.11
- Mass Market Sales	$0.00	$0.02	$0.02
- POLR Sales	$0.04	($0.39)	($0.35)
- Structured Sales	$0.00	($0.04)	($0.04)
Subtotal - Contract Generation Sales	$0.03	$0.09	$0.12
Wholesale Sales	($0.04)	($0.02)	($0.06)
PJM RPM Capacity, FRR Auction	$0.00	$0.05	$0.05
REC Sales	$0.00	$0.01	$0.01
Fuel Expense	($0.04)	$0.08	$0.04
Purchased Power	$0.08	($0.15)	($0.07)
Capacity Expense	$0.01	($0.06)	($0.05)
Net MISO - PJM Transmission	($0.10)	$0.02	($0.08)
Total Increase / (Decrease)	($0.06)	$0.02	($0.04)

(a) Contract Generation Sales – FirstEnergy Solutions Corp.’s (FES) contract generation sales increased by 756,000 MWH, or 4%, and increased earnings by $0.12 per share.  FES continues to successfully execute its retail strategy by gaining new customers in recently opened markets in Pennsylvania following the expiration of Provider of Last Resort (POLR) obligations in December 2010.   FES retail sales also grew significantly in all other markets it serves, particularly in northern, central and southern Ohio.

FES Contract Generation Sales - 2Q11 vs. 2Q10
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Generation Sales Increase / (Decrease)	4,543	1,069	186	(4,594)	(448)	756

(b)  Wholesale Sales – FES wholesale electricity sales decreased by 713,000 MWH, or 64% and decreased earnings by $0.06 per share.

(c)  PJM Capacity, FRR Auction – Higher capacity revenues increased earnings by $0.05 per share, primarily due to FES receiving capacity revenues in June 2011 in connection with transitioning the ATSI zone from MISO to PJM.

(d)  REC Sales – Net REC activity increased earnings by $0.01 per share due to increased sales of RECs partially offset by increased costs imposed by renewable obligation requirements.

Consolidated Report to the Financial Community - 2nd Quarter 2011	2

(e)  Fuel Expenses – FES generation output for the quarter decreased by approximately 1.8 million MWH, or 10%.  The reduction in output was associated with planned and unplanned outages at the fossil plants.  Lower fuel expenses increased earnings by $0.04 per share.

Generation Output - 2Q11 vs. 2Q10
(thousand MWH)	Fossil	Nuclear	Total
Generation Output Increase / (Decrease)	(2,069)	232	(1,837)

(f)  Purchased Power – Power purchases increased by 1.7 million MWH or 70%.  Higher purchases in the spot market resulted primarily from increased contract generation sales and lower generation output from the fossil plants.   Higher purchased power costs reduced earnings by $0.07 per share.

FES - Purchased Power - 2Q11 vs. 2Q10
(thousand MWH)	Bilaterals	Spot	Total
Purchased Power Increase / (Decrease)	(157)	1,869	1,712

(g)  Capacity Expenses – Higher capacity expense decreased earnings by $0.05 per share as a result of FES serving more retail load.

 (h) Net MISO-PJM Transmission Expenses – FES net MISO-PJM transmission costs decreased earnings by $0.08 per share due primarily to higher congestion, network, and transmission line loss expense in PJM.

●	Higher O&M expenses reduced earnings by $0.07 per share.

(a)  Nuclear O&M – Higher nuclear O&M expenses reduced earnings by $0.05 per share, primarily due to refueling outages at the Perry Plant (50 days) and Beaver Valley Unit 2 (11 days) as compared to the second quarter of 2010 when Davis-Besse was off-line to complete the modifications on the nozzles on the reactor vessel head.  The costs of the Davis-Besse extended outage were mostly capital-related.

(b)  Fossil O&M – Increased planned and unplanned outages at both supercritical and sub-critical fossil units reduced earnings by $0.03 per share.

(c)  Energy Delivery O&M – Continued cost reductions in the Energy Delivery segment increased earnings by $0.01 per share.

Consolidated Report to the Financial Community - 2nd Quarter 2011	3

●
Higher depreciation expense decreased earnings by $0.01 per share, primarily due to the placement of the Sammis Air Quality Control  projects in-service at the end of 2010, partially offset by the absence of depreciation expense associated with the Burger and Lake Plants, which were retired and impaired, respectively, in the second half of 2010.

●	Higher general taxes decreased earnings by $0.02 per share, primarily due to favorable tax settlements that reduced expenses in the second quarter of 2010.

~~●~~	Financing costs decreased earnings by $0.04 per share. Lower capitalized interest decreased earnings by $0.03 per share, while higher interest expense reduced earnings by $0.01 per share.

●	The increase in shares outstanding, resulting from the merger with Allegheny Energy, reduced earnings by $0.22 per share.

●	The Allegheny Companies contributed $0.20 per share in earnings during the second quarter of 2011.

●	The impact of purchase accounting associated with the merger with Allegheny Energy contributed $0.04 per share in earnings during the second quarter of 2011.

●	Earnings were reduced by $0.02 per share due to the absence this year of favorable tax settlements achieved in the second quarter of 2010.

●	The following special items were recognized during the second quarter of 2011:

Special Items		EPS
Regulatory Charges		($0.01)
Trust Securities Impairment		(0.01)
Merger Transaction / Integration Costs		(0.03)
Non-Core Asset Impairments		(0.01)
Mark-to-Market Adjustments		(0.03)
Litigation Resolution		(0.05)
Merger Accounting - Commodity Contracts		(0.08)
	Total	($0.22)

Merger Benefits

Management believes the company is on track to achieve the 2011 merger benefits target resulting from the merger with Allegheny Energy.  Through June 2011, the company has taken actions and completed savings initiatives that are expected to allow the company to capture merger benefits of approximately $132 million pre-tax on an annual basis, or 63% of the $210 million annual target.   The $132 million realized from savings initiatives completed through June, along with the impact of initiatives still underway, will be reflected in earnings throughout 2011.

Consolidated Report to the Financial Community - 2nd Quarter 2011	4

2011 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2011, excluding special items, has been revised to  $3.30 - $3.50 per basic share from our previous non-GAAP* guidance of $3.20 to $3.50 per share.  The revised guidance implies estimated earnings for the second half of 2011 of $1.94 to $2.14 per share.  Earnings for the remainder of the year, exclusive of any special items, are expected to be allocated approximately 60% to the third quarter and 40% to the fourth quarter.

* The 2011 GAAP to non-GAAP reconciliation statements can be found on page 18 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Exec. Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 2nd Quarter 2011	5

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended June 30			Six Months Ended June 30
		2011	2010	Change	2011	2010	Change
	Revenues
(1)	Regulated distribution	$2,485	$2,333	$152	$4,753	$4,817	$(64)
(2)	Competitive energy services	1,813	1,334	479	3,397	2,727	670
(3)	Regulated independent transmission	105	59	46	172	116	56
(4)	Other corporate & intersegment revenues	(343)	(587)	244	(686)	(1,222)	536
(5)	Total Revenues	4,060	3,139	921	7,636	6,438	1,198

	Expenses
(6)	Fuel	635	350	285	1,088	684	404
(7)	Purchased power	1,220	1,063	157	2,406	2,301	105
(8)	Other operating expenses	1,105	673	432	2,138	1,374	764
(9)	Provision for depreciation	282	190	92	502	383	119
(10)	Amortization of regulatory assets	90	161	(71)	222	373	(151)
(11)	General taxes	242	176	66	479	381	98
(12)	Total Expenses	3,574	2,613	961	6,835	5,496	1,339
(13)	Operating Income	486	526	(40)	801	942	(141)

	Other Income (Expense)
(14)	Investment income	31	31	-	52	47	5
(15)	Interest expense	(265)	(207)	(58)	(496)	(420)	(76)
(16)	Capitalized interest	20	40	(20)	38	81	(43)
(17)	Total Other Expense	(214)	(136)	(78)	(406)	(292)	(114)

(18)	Income Before Income Taxes	272	390	(118)	395	650	(255)
(19)	Income taxes	101	134	(33)	179	245	(66)
(20)	Net Income	171	256	(85)	216	405	(189)
(21)	Loss attributable to noncontrolling interest	(10)	(9)	(1)	(15)	(15)	-
(22)	Earnings Available to FirstEnergy Corp.	$181	$265	$(84)	$231	$420	$(189)

(23)	Earnings Per Share of Common Stock
(24)	Basic	$0.43	$0.87	$(0.44)	$0.61	$1.38	$(0.77)
(25)	Diluted	$0.43	$0.87	$(0.44)	$0.61	$1.37	$(0.76)
(26)	Weighted Average Number of
	Common Shares Outstanding
(27)	Basic	418	304	114	380	304	76
(28)	Diluted	420	305	115	382	305	77

Consolidated Report to the Financial Community - 2nd Quarter 2011	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended June 30, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,352	$1,394	$-	$-	$3,746
(2)	Other	133	101	105	(37)	302
(3)	Internal revenues	-	318	-	(306)	12
(4)	Total Revenues	2,485	1,813	105	(343)	4,060

	Expenses
(5)	Fuel	73	562	-	-	635
(6)	Purchased power	1,144	382	-	(306)	1,220
(7)	Other operating expenses	438	640	19	8	1,105
(8)	Provision for depreciation	153	107	15	7	282
(9)	Amortization of regulatory assets	87	-	3	-	90
(10)	General taxes	180	51	8	3	242
(11)	Total Expenses	2,075	1,742	45	(288)	3,574
(12)	Operating Income	410	71	60	(55)	486

	Other Income (Expense)
(13)	Investment income	27	15	-	(11)	31
(14)	Interest expense	(148)	(79)	(12)	(26)	(265)
(15)	Capitalized interest	3	12	1	4	20
(16)	Total Other Expense	(118)	(52)	(11)	(33)	(214)

(17)	Income Before Income Taxes	292	19	49	(88)	272
(18)	Income taxes	108	7	18	(32)	101
(19)	Net Income	184	12	31	(56)	171
(20)	Loss attributable to noncontrolling interest	-	-	-	(10)	(10)
(21)	Earnings Available to FirstEnergy Corp.	$184	$12	$31	$(46)	$181

Included in GAAP Earnings (e):
	Pre-tax special items	$(9)	$(93)	$(1)	$(38)	$(141)
	After-tax special items	$(6)	$(57)	$(1)	$(24)	$(88)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 2nd Quarter 2011	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended June 30, 2010

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,243	$739	$-	$-	$2,982
(2)	Other	71	56	59	(29)	157
(3)	Internal revenues	19	539	-	(558)	-
(4)	Total Revenues	2,333	1,334	59	(587)	3,139

	Expenses
(5)	Fuel	-	350	-	-	350
(6)	Purchased power	1,291	330	-	(558)	1,063
(7)	Other operating expenses	331	340	16	(14)	673
(8)	Provision for depreciation	106	71	10	3	190
(9)	Amortization of regulatory assets	158	-	3	-	161
(10)	General taxes	138	27	7	4	176
(11)	Total Expenses	2,024	1,118	36	(565)	2,613
(12)	Operating Income	309	216	23	(22)	526

	Other Income (Expense)
(13)	Investment income	28	13	-	(10)	31
(14)	Interest expense	(125)	(57)	(6)	(19)	(207)
(15)	Capitalized interest	1	24	1	14	40
(16)	Total Other Expense	(96)	(20)	(5)	(15)	(136)

(17)	Income Before Income Taxes	213	196	18	(37)	390
(18)	Income taxes	81	75	7	(29)	134
(19)	Net Income	132	121	11	(8)	256
(20)	Loss attributable to noncontrolling interest	-	-	-	(9)	(9)
(21)	Earnings Available to FirstEnergy Corp.	$132	$121	$11	$1	$265

Included in GAAP Earnings (e):
	Pre-tax special items	$3	$24	$-	$(1)	$26
	After-tax special items	$1	$15	$-	$(1)	$15

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 2nd Quarter 2011	8

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended June 30, 2011 vs. Three Months Ended June 30, 2010

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$109	$655	$-	$-	$764
(2)	Other	62	45	46	(8)	145
(3)	Internal revenues	(19)	(221)	-	252	12
(4)	Total Revenues	152	479	46	244	921

	Expenses
(5)	Fuel	73	212	-	-	285
(6)	Purchased power	(147)	52	-	252	157
(7)	Other operating expenses	107	300	3	22	432
(8)	Provision for depreciation	47	36	5	4	92
(9)	Amortization of regulatory assets	(71)	-	-	-	(71)
(10)	General taxes	42	24	1	(1)	66
(11)	Total Expenses	51	624	9	277	961
(12)	Operating Income	101	(145)	37	(33)	(40)

	Other Income (Expense)
(13)	Investment income (loss)	(1)	2	-	(1)	-
(14)	Interest expense	(23)	(22)	(6)	(7)	(58)
(15)	Capitalized interest	2	(12)	-	(10)	(20)
(16)	Total Other Loss	(22)	(32)	(6)	(18)	(78)

(17)	Income Before Income Taxes	79	(177)	31	(51)	(118)
(18)	Income taxes (benefits)	27	(68)	11	(3)	(33)
(19)	Net Income	52	(109)	20	(48)	(85)
(20)	Loss attributable to noncontrolling interest	-	-	-	(1)	(1)
(21)	Earnings Available to FirstEnergy Corp.	$52	$(109)	$20	$(47)	$(84)

Included in GAAP Earnings (e):
	Pre-tax special items	$(12)	$(117)	$(1)	$(37)	$(167)
	After-tax special items	$(7)	$(72)	$(1)	$(23)	$(103)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 2nd Quarter 2011	9

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Six Months Ended June 30, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,527	$2,556	$-	$-	$7,083
(2)	Other	226	180	172	(69)	509
(3)	Internal revenues	-	661	-	(617)	44
(4)	Total Revenues	4,753	3,397	172	(686)	7,636

	Expenses
(5)	Fuel	97	991	-	-	1,088
(6)	Purchased power	2,323	700	-	(617)	2,406
(7)	Other operating expenses	824	1,288	36	(10)	2,138
(8)	Provision for depreciation	269	195	25	13	502
(9)	Amortization of regulatory assets	216	-	6	-	222
(10)	General taxes	356	95	16	12	479
(11)	Total Expenses	4,085	3,269	83	(602)	6,835
(12)	Operating Income	668	128	89	(84)	801

	Other Income (Expense)
(13)	Investment income	52	21	-	(21)	52
(14)	Interest expense	(280)	(144)	(21)	(51)	(496)
(15)	Capitalized interest	4	22	1	11	38
(16)	Total Other Expense	(224)	(101)	(20)	(61)	(406)

(17)	Income Before Income Taxes	444	27	69	(145)	395
(18)	Income taxes	164	10	25	(20)	179
(19)	Net Income	280	17	44	(125)	216
(20)	Loss attributable to noncontrolling interest	-	-	-	(15)	(15)
(21)	Earnings Available to FirstEnergy Corp.	$280	$17	$44	$(110)	$231

Included in GAAP Earnings (e):
	Pre-tax special items	$(103)	$(225)	$(4)	$(57)	$(389)
	After-tax special items	$(68)	$(151)	$(3)	$(52)	$(274)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 2nd Quarter 2011	10

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Six Months Ended June 30, 2010

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$4,641	$1,408	$-	$-	$6,049
(2)	Other	157	106	116	(57)	322
(3)	Internal revenues	19	1,213	-	(1,165)	67
(4)	Total Revenues	4,817	2,727	116	(1,222)	6,438

	Expenses
(5)	Fuel	-	684	-	-	684
(6)	Purchased power	2,686	780	-	(1,165)	2,301
(7)	Other operating expenses	690	692	30	(38)	1,374
(8)	Provision for depreciation	210	148	19	6	383
(9)	Amortization of regulatory assets	367	-	6	-	373
(10)	General taxes	292	64	14	11	381
(11)	Total Expenses	4,245	2,368	69	(1,186)	5,496
(12)	Operating Income	572	359	47	(36)	942

	Other Income (Expense)
(13)	Investment income	54	14	-	(21)	47
(14)	Interest expense	(250)	(113)	(11)	(46)	(420)
(15)	Capitalized interest	2	47	1	31	81
(16)	Total Other Expense	(194)	(52)	(10)	(36)	(292)

(17)	Income Before Income Taxes	378	307	37	(72)	650
(18)	Income taxes	143	117	14	(29)	245
(19)	Net Income	235	190	23	(43)	405
(20)	Loss attributable to noncontrolling interest	-	-	-	(15)	(15)
(21)	Earnings Available to FirstEnergy Corp.	$235	$190	$23	$(28)	$420

Included in GAAP Earnings (e):
	Pre-tax special items	$(46)	$(51)	$(1)	$(1)	$(99)
	After-tax special items	$(42)	$(32)	$(1)	$(2)	$(77)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 2nd Quarter 2011	11

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Six Months Ended June 30, 2011 vs. Six Months Ended June 30, 2010

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(114)	$1,148	$-	$-	$1,034
(2)	Other	69	74	56	(12)	187
(3)	Internal revenues	(19)	(552)	-	548	(23)
(4)	Total Revenues	(64)	670	56	536	1,198

	Expenses
(5)	Fuel	97	307	-	-	404
(6)	Purchased power	(363)	(80)	-	548	105
(7)	Other operating expenses	134	596	6	28	764
(8)	Provision for depreciation	59	47	6	7	119
(9)	Amortization of regulatory assets	(151)	-	-	-	(151)
(10)	General taxes	64	31	2	1	98
(11)	Total Expenses	(160)	901	14	584	1,339
(12)	Operating Income	96	(231)	42	(48)	(141)

	Other Income (Expense)
(13)	Investment income (loss)	(2)	7	-	-	5
(14)	Interest expense	(30)	(31)	(10)	(5)	(76)
(15)	Capitalized interest	2	(25)	-	(20)	(43)
(16)	Total Other Income	(30)	(49)	(10)	(25)	(114)

(17)	Income Before Income Taxes	66	(280)	32	(73)	(255)
(18)	Income taxes (benefits)	21	(107)	11	9	(66)
(19)	Net Income	45	(173)	21	(82)	(189)
(20)	Loss attributable to noncontrolling interest	-	-	-	-	-
(21)	Earnings Available to FirstEnergy Corp.	$45	$(173)	$21	$(82)	$(189)

Included in GAAP Earnings (e):
	Pre-tax special items	$(57)	$(174)	$(3)	$(56)	$(290)
	After-tax special items	$(26)	$(119)	$(2)	$(50)	$(197)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on investment for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

(e)	See pages 17 and 18 for additional details related to special items.

Consolidated Report to the Financial Community - 2nd Quarter 2011	12

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	June 30, 2011	Dec. 31, 2010
Current Assets:
Cash and cash equivalents	$476	$1,019
Receivables	1,834	1,568
Other	1,808	1,111
Total Current Assets	4,118	3,698

Property, Plant and Equipment	29,942	19,788
Investments	3,156	3,002
Deferred Charges and Other Assets	10,380	8,317
Total Assets	$47,596	$34,805

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,058	$1,486
Short-term borrowings	656	700
Accounts payable	1,122	872
Other	1,708	1,640
Total Current Liabilities	5,544	4,698

Capitalization:
Total equity	12,950	8,513
Long-term debt and other long-term obligations	16,491	12,579
Total Capitalization	29,441	21,092
Noncurrent Liabilities	12,611	9,015
Total Liabilities and Capitalization	$47,596	$34,805

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Debt redemptions	$(643)	$(298)	$(1,002)	$(407)
New long-term debt issues	$286	$-	$503	$-
Short-term borrowings increase (decrease)	$170	$576	$(44)	$281
Property additions	$569	$489	$1,018	$997

Adjusted Capitalization
	As of June 30		As of December 31
	2011	% Total	2010	% Total
Total equity (GAAP)*	$12,950	40%	$8,513	36%
Long-term debt and other long-term obligations	16,491	51%	12,579	55%
Currently payable long-term debt	2,058	7%	1,486	6%
Short-term borrowings	656	2%	700	3%
Adjustments:
Sale-leaseback net debt equivalents	1,281	4%	1,357	6%
Securitization debt and cash	(1,285)	-4%	(1,295)	-6%
Adjusted capitalization (Non-GAAP)	$32,151	100%	$23,340	100%

*Includes $(1,433) million and $(1,539) million, respectively, of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 2nd Quarter 2011	13

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Cash flows from operating activities
Net income	$171	$256	$216	$405
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets	372	351	724	756
Nuclear fuel and lease amortization	45	35	92	76
Deferred purchased power and other costs	(110)	(69)	(168)	(146)
Deferred income taxes and investment tax credits	381	100	552	159
Deferred rents and lease market valuation liability	(46)	(45)	(61)	(62)
Accrued compensation and retirement benefits	62	54	49	(27)
Commodity derivative transactions, net	4	(62)	(21)	(29)
Pension trust contribution	(105)	-	(262)	-
Asset impairments	10	9	41	21
Interest rate swap transactions	-	43	-	43
Cash collateral paid, net	(3)	(17)	(31)	(63)
Change in working capital and other	(241)	(303)	(100)	(275)
Cash flows provided from operating activities	540	352	1,031	858
Cash flows provided from (used for) financing activities	(489)	110	(1,039)	(484)
Cash flows used for investing activities*	(676)	(491)	(535)	(967)
Net change in cash and cash equivalents	$(625)	$(29)	$(543)	$(593)

*Includes $590 million of cash received from the Allegheny merger for the six months ended June 30, 2011.

Deferral and Amortization	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	Change	2011	2010	Change
Ohio Amended ESP Amortization (Deferral)
Uncollectible customer accounts	$(2)	$-	$(2)	$(2)	$(2)	$-
Economic development costs & interest	(1)	12	(13)	(14)	8	(22)
Generation cost rider true-up & interest	(9)	3	(12)	(24)	8	(32)
Distribution reliability costs (RDD/NDD)	40	22	18	124	71	53

Ohio Transmission Amortization
MISO transmission costs	(1)	(11)	10	(1)	(22)	21

Ohio Other Amortization (Deferral)
Generation related deferral	(22)	(30)	8	(68)	(53)	(15)
Distribution related deferral	6	5	1	10	49	(39)
All Other	-	39	(39)	-	81	(81)

Pennsylvania Amortization (Deferral)
PJM transmission costs	(36)	11	(47)	(68)	15	(83)
NUG costs	61	8	53	113	23	90
All Other	15	21	(6)	41	45	(4)

New Jersey Amortization (Deferral)
NUG costs	20	58	(38)	96	126	(30)
All Other	20	23	(3)	26	24	2

Allegheny Amortization (Deferral)*	(1)	N/A	(1)	(11)	N/A	(11)

Total Amortization (Deferral)	$90	$161	$(71)	$222	$373	$(151)

*Represents data for March 2011 - June 2011 only.

Consolidated Report to the Financial Community - 2nd Quarter 2011	14

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
Electric Distribution Deliveries		Three Months Ended June 30			Six Months Ended June 30
Pre-Merger Companies		2011	2010	Change	2011	2010	Change

Ohio	- Residential	3,920	3,769	4.0%	8,766	8,529	2.8%
- Commercial		3,768	3,756	0.3%	7,605	7,542	0.8%
- Industrial		4,947	5,058	-2.2%	9,876	9,714	1.7%
- Other		85	88	-3.4%	172	176	-2.3%
Total Ohio		12,720	12,671	0.4%	26,419	25,961	1.8%
Pennsylvania	- Residential	2,549	2,594	-1.7%	5,988	5,968	0.3%
- Commercial		1,895	2,029	-6.6%	3,831	3,964	-3.4%
- Industrial		3,231	3,159	2.3%	6,535	6,232	4.9%
- Other		19	21	-9.5%	40	41	-2.4%
Total Pennsylvania		7,694	7,803	-1.4%	16,394	16,205	1.2%
New Jersey	- Residential	2,154	2,300	-6.3%	4,507	4,622	-2.5%
- Commercial		2,263	2,336	-3.1%	4,419	4,568	-3.3%
- Industrial		620	629	-1.4%	1,229	1,251	-1.8%
- Other		22	23	-4.3%	44	45	-2.2%
Total New Jersey		5,059	5,288	-4.3%	10,199	10,486	-2.7%
Total Residential		8,623	8,663	-0.5%	19,261	19,119	0.7%
Total Commercial		7,926	8,121	-2.4%	15,855	16,074	-1.4%
Total Industrial		8,798	8,846	-0.5%	17,640	17,197	2.6%
Total Other		126	132	-4.5%	256	262	-2.3%
Total Pre-Merger Companies Distribution Deliveries		25,473	25,762	-1.1%	53,012	52,652	0.7%

AYE Companies*
Pennsylvania		4,741	4,650	2.0%	6,496	N/A	N/A
West Virginia		3,197	3,147	1.6%	4,395	N/A	N/A
Maryland		1,589	1,571	1.1%	2,177	N/A	N/A
Total AYE Distribution Deliveries		9,527	9,368	1.7%	13,068	N/A	N/A
Total Distribution Deliveries		35,000	25,762	35.9%	66,080	52,652	25.5%

* Represents data beginning in March 2011. Q2 2010 is shown for informational purposes only and is excluded from the "Total Distribution Deliveries" line item.

Weather	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	Normal	2011	2010	Normal
Composite Heating-Degree-Days	509	410	631	3,419	3,177	3,443
Composite Cooling-Degree-Days	316	382	244	316	382	245

Shopping Statistics(1)	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010

OE	74%	59%	72%	54%
PP	60%	59%	56%	54%
CEI	83%	61%	81%	58%
TE	73%	66%	72%	63%
JCP&L	45%	35%	43%	34%
Met-Ed	51%	1%	44%	-
Penelec	58%	4%	50%	3%
MP	N/A	N/A	N/A	N/A
PE(2)	46%	N/A	44%	N/A
WP	50%	N/A	49%	N/A

(1) Based upon average quarterly MWH, except for MP, PE and WP which is based upon March - June MWH.
(2) Represents Maryland only.

Competitive Operating Statistics*	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Capacity Factors:
Nuclear	75%	72%	83%	82%
Fossil - Baseload	64%	75%	65%	66%
Fossil - Load Following	46%	57%	53%	58%

Generation Output:
Nuclear	28%	36%	32%	41%
Fossil - Baseload	55%	41%	49%	36%
Fossil - Load Following	15%	22%	17%	22%
Peaking/Hydro	2%	1%	2%	1%
* Includes data for AYE's unregulated generating plants beginning in March 2011.

Consolidated Report to the Financial Community - 2nd Quarter 2011	15

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (kWh in millions)

Pre-Merger Companies	Three Months Ended June 30			Six Months Ended June 30
FES Contract Generation Sales	2011	2010	Change	2011	2010	Change
POLR
- OH	1,729	3,533	(1,804)	4,595	8,481	(3,886)
- PA	1,878	4,668	(2,790)	4,727	10,159	(5,432)
Total POLR	3,607	8,201	(4,594)	9,322	18,640	(9,318)

Structured/Standard Sales
- Bilaterals	111	559	(448)	239	1,027	(788)
Total Structured/Standard Sales	111	559	(448)	239	1,027	(788)

Direct - LCI
- OH	5,654	4,325	1,329	10,479	7,818	2,661
- PA	3,387	1,056	2,331	6,259	2,058	4,201
- NJ	427	327	100	801	634	167
- MI	485	427	58	902	688	214
- IL	820	518	302	1,421	990	431
- MD	146	70	76	273	127	146
Total Direct - LCI	10,919	6,723	4,196	20,135	12,315	7,820

Direct - MCI
- OH	428	278	150	771	533	238
- PA	200	3	197	312	9	303
Total Direct - MCI	628	281	347	1,083	542	541

Aggregation
- OH	3,658	2,589	1,069	7,779	5,204	2,575
Total Aggregation	3,658	2,589	1,069	7,779	5,204	2,575
Mass Market
- OH	160	107	53	305	205	100
- PA	152	19	133	195	38	157
Total Mass Market	312	126	186	500	243	257

Total Contract Generation Sales	19,235	18,479	756	39,058	37,971	1,087

Wholesale Sales
- Spot	395	1,108	(713)	1,380	1,538	(158)
Total Wholesale Sales	395	1,108	(713)	1,380	1,538	(158)

Purchased Power
- Bilaterals	677	834	(157)	1,468	1,764	(296)
- Spot	3,479	1,610	1,869	6,180	3,782	2,398
Total Purchased Power	4,156	2,444	1,712	7,648	5,546	2,102

Generation Output
- Fossil	9,134	11,203	(2,069)	19,688	20,705	(1,017)
- Nuclear	6,529	6,297	232	14,378	14,206	172
Total Generation Output	15,663	17,500	(1,837)	34,066	34,911	(845)

Allegheny Companies*
AE Supply Contract Generation Sales	2011			2011
POLR	2,169			2,981
Structured/Standard Sales	846			1,150
Direct - LCI	425			570
Total Contract Generation Sales	3,440			4,701

Wholesale Sales	4,611			5,987

Purchased Power	124			165

Generation Output - Competitive	7,939	8,450	(511)	10,611

*Represents data beginning in March 2011. Generation output for AYE Companies in 2Q 2010 is shown for informational purposes only.

Consolidated Report to the Financial Community - 2nd Quarter 2011	16

FirstEnergy Corp.
Special Items
 (In millions)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended June 30, 2011	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$-	$-	$-	$(7)	$(7)
Trust securities impairment	-	(3)	-	-	(3)
Merger transaction/integration costs	(8)	(8)	(1)	-	(17)
Non-core asset sales/impairments	-	(7)	-	-	(7)
Mark-to-market adjustments	-	(20)	-	-	(20)
Merger accounting - commodity contracts	(2)	(49)	-	-	(51)
Litigation resolution	1	(5)	-	(29)	(33)
Debt redemption costs	-	(1)	-	(2)	(3)
Subtotal	(9)	(93)	(1)	(38)	(141)
Income taxes	3	36	-	14	53
After-Tax Effect	$(6)	$(57)	$(1)	$(24)	$(88)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Three Months Ended June 30, 2010	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Trust securities impairment	$-	$(9)	$-	$-	$(9)
Merger transaction/integration costs	(4)	(2)	-	(1)	(7)
Mark-to-market adjustments	-	35	-	-	35
Litigation resolution	7	-	-	-	7
Subtotal	3	24	-	(1)	26
Income taxes	(2)	(9)	-	-	(11)
After-Tax Effect	$1	$15	$-	$(1)	$15

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Six Months Ended June 30, 2011	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(21)	$-	$-	$(10)	$(31)
Trust securities impairment	(1)	(8)	-	-	(9)
Merger transaction/integration costs	(80)	(85)	(4)	(5)	(174)
Non-core asset sales/impairments	-	(21)	-	(11)	(32)
Mark-to-market adjustments	-	(32)	-	-	(32)
Merger accounting - commodity contracts	(2)	(73)	-	-	(75)
Litigation resolution	1	(5)	-	(29)	(33)
Debt redemption costs	-	(1)	-	(2)	(3)
Subtotal	(103)	(225)	(4)	(57)	(389)
Income tax charge/income tax resolution	-	(1)	-	(16)	(17)
Income tax effect of pre-tax items	35	75	1	21	132
After-Tax Effect	$(68)	$(151)	$(3)	$(52)	$(274)

		Competitive	Regulated
	Regulated	Energy	Independent
Special Items - Six Months Ended June 30, 2010	Distribution	Services	Transmission	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(40)	$-	$-	$-	$(40)
Trust securities impairment	-	(19)	-	-	(19)
Merger transaction/integration costs	(13)	(6)	(1)	(1)	(21)
Non-core asset sales/impairments	-	(9)	-	-	(9)
Mark-to-market adjustments	-	(17)	-	-	(17)
Litigation resolution	7	-	-	-	7
Subtotal	(46)	(51)	(1)	(1)	(99)
Income tax charge/income tax resolution	(13)	-	-	-	(13)
Income tax effect of pre-tax items	17	19	-	(1)	35
After-Tax Effect	$(42)	$(32)	$(1)	$(2)	$(77)

Consolidated Report to the Financial Community - 2nd Quarter 2011	17

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(7)	$-	$(31)	$(40)
Trust securities impairment (b)	(3)	(9)	(9)	(19)
Merger transaction/integration costs (c)	(17)	(7)	(174)	(21)
Non-core asset sales/impairments (d)	(7)	-	(32)	(9)
Mark-to-market adjustments (e)	(20)	35	(32)	(17)
Merger accounting - commodity contracts (f)	(51)	-	(75)	-
Litigation resolution (g)	(33)	7	(33)	7
Debt redemption costs (h)	(3)	-	(3)	-
Total-Pretax Items	$(141)	$26	$(389)	$(99)
Income tax charge/Income tax resolution	$-	$-	$(17)	$(13)
EPS Effect	$(0.22)	$0.05	$(0.72)	$(0.25)
(a)
For YTD 2011, $13 million included in "Amortization of regulatory assets"; $12 million included in "Other operating expenses"; $6 million included in "Revenues". For YTD 2010, $35 million included in "Amortization of regulatory assets"; $5 million included in "Other operating expenses".

(b) Included in "Investment income".
(c)	For YTD 2011, $168 million Included in "Other operating expenses"; $6 million included in "Fuel". For YTD 2010, included in "Other operating expenses".
(d)	For YTD 2011, included in "Other operating expenses". For YTD 2010, $7 million included in "Depreciation"; $2 million included in Revenues - "Competitive energy services".
(e)	For YTD 2011, included in "Other operating expenses". For YTD, 2010 included in "Purchased power".
(f)	For YTD 2011, $31 million included in "Fuel"; $30 million included in Revenues - "Competitive energy services"; $14 million included in "Other operating expenses".
(g)
For YTD 2011, $29 million included in "Other operating expenses"; $13 million included in "Revenues"; ($9) million included in "Amortization of regulatory assets. For YTD 2010, included in "Other operating expenses.

(h) Included in "Interest expense".

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended June 30		Six Months Ended June 30		Estimate for Year
	2011	2010	2011	2010	2011

Basic EPS (GAAP basis)	$0.43	$0.87	$0.61	$1.38	$2.86 - $3.06
Excluding Special Items:
Regulatory charges	0.01	-	0.05	0.08	0.05
Trust securities impairment	0.01	0.02	0.02	0.04	0.02
Income tax charge - retiree drug change	-	-	-	0.04	-
Merger transaction/integration costs	0.03	0.01	0.36	0.05	0.37
Non-core asset sales/impairments	0.01	-	0.06	0.02	(0.38)
Mark-to-market adjustments	0.03	(0.07)	0.05	0.03	0.05
Merger accounting - commodity contracts	0.08	-	0.12	-	0.20
Litigation resolution	0.05	(0.01)	0.06	(0.01)	0.06
Debt redemption costs	-	-	-	-	0.07
Basic EPS (Non-GAAP basis)	$0.65	$0.82	$1.33	$1.63	$3.30 - $3.50

Liquidity position as of July 29, 2011

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	June 2016	$2,000	$1,751
FES/AE Supply	Revolving	June 2016	$2,500	$2,449
TrAIL	Revolving	Jan. 2013	$450	$450
AGC	Revolving	Dec. 2013	$50	$0
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$5,000	$4,650
		Cash:	-	586
		Total:	$5,000	$5,236

Consolidated Report to the Financial Community - 2nd Quarter 2011	18

Recent Developments

Financial Matters

Dividend
On July 19, 2011, the FirstEnergy Corp. (FirstEnergy or FE) Board of Directors declared an unchanged dividend of $0.55 per share of outstanding common stock. The dividend is payable September 1, 2011 to shareholders of record as of August 5, 2011.

Financing Activities
On April 29, 2011, Metropolitan Edison Company (Met-Ed) redeemed $13.69 million of Pollution Control Revenue Bonds (PCRBs) at par value.

On May 4, 2011, Allegheny Energy Inc. (AE Inc.) terminated its $250 million credit facility due to other available funding sources following completion of the merger with FE.

On June 1, 2011, FirstEnergy Generation Corp. (FGCO) repurchased $40 million of PCRBs and is holding these bonds for future remarketing or refinancing.

On June 17, 2011, FE and certain of its subsidiaries entered into $4.5 billion of 5-year revolving credit facilities. These facilities consist of a $2 billion 5-year revolving credit facility for FE and its regulated entities and a $2.5 billion 5-year revolving credit facility for FirstEnergy Solutions and Allegheny Energy Supply (AE Supply). As a result of the new facilities, FE’s $2.75 billion facility, AE Supply’s $1 billion facility, Monongahela Power Company’s $150 million facility, The Potomac Edison Company’s $150 million facility, and West Penn Power Company’s $200 million facility, were terminated.

On July 25, 2011, AE Supply redeemed at par $15.4 million of PCRBs.

On July 29, 2011, FGCO and FirstEnergy Nuclear Generation Corp. (NGC) provided notice to the trustee for $317 million of PCRBs and of termination of supporting letters of credit. As a result, the PCRBs will be subject to mandatory purchase on September 1, 2011. Subject to market conditions and other considerations, FGCO and NGC currently expect to hold these bonds for future remarketing or refinancing.

Regulatory Matters

Marginal Transmission Loss Recovery
On March 3, 2010, the Pennsylvania Public Utility Commission (PPUC) issued an order denying Met-Ed’s and Pennsylvania Electric Company’s (Penelec) ability to recover marginal transmission losses through the transmission service charge riders in their respective tariffs which applies to the periods including June 1, 2008 through December 31, 2010. Subsequently, Met-Ed and Penelec (Companies) filed a Petition for Review with the Commonwealth Court of Pennsylvania (Commonwealth Court) appealing the PPUC’s order. On June 14, 2011, the Commonwealth Court affirmed the PPUC’s decision that marginal transmission losses are not recoverable as transmission costs. On July 13, 2011, the Companies filed a federal complaint with the United States District Court for the Eastern District of Pennsylvania, and on the following day filed a Petition for Allowance of Appeal to the Pennsylvania Supreme Court. The Companies believe the Commonwealth Court’s decision contradicts federal law and is inconsistent with prior PPUC and court decisions and therefore expect to fully recover the related regulatory assets ($189 million for Met-Ed and $65 million for Penelec). In January 2011 and continuing for 29 months, pursuant to a related PPUC order, the Companies began crediting customers for the amounts at issue pending outcome of the court appeals. The effect of the credits is included in FE’s estimated cash from operating activities.

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 Litigation
On July 11, 2011, FE was found to be a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), indirectly liable for a portion of past and future clean-up costs of certain manufactured gas plant sites in New York. As a result, FE recognized an additional expense of $29 million during the second quarter of 2011; $30 million had previously been reserved prior to 2011.

Operational Matters

New Nuclear Emergency Operations Facilities
In June 2011, FirstEnergy Nuclear Operating Company (FENOC) broke ground for new Emergency Operations Facilities for the Beaver Valley Power Station and Perry Nuclear Power Plant (Perry Plant). Each of the 12,000 square-foot facilities will house activities related to maintaining public health and safety during the unlikely event of an emergency at the plant and allow for improved coordination between the plant, state and local emergency management agencies. FENOC is expected to break ground for a similar facility for the Davis-Besse Nuclear Power Station in August 2011.

Perry Plant Returns to Service after Refueling
On June 7, 2011, the Perry Plant (1,268 MW) returned to service following a scheduled shutdown for refueling and maintenance which began on April 18, 2011. During the outage, 248 of the 748 fuel assemblies were replaced and safety inspections were successfully conducted. Additionally, numerous preventative maintenance activities and improvement projects were completed that we believe will result in continued safe and reliable operations, including replacement of several control rod blades, rewind of the generator, and routine work on more than 150 valves, pumps and motors.

American Transmission Systems, Incorporated (ATSI) Integrated into PJM Interconnection (PJM)
On June 1, 2011, ATSI successfully integrated into PJM. With this transition, all of FE’s generation, transmission and distribution facilities are now in PJM.

Fremont Energy Center
On July 28, 2011, FE closed on the previously announced sale of Fremont Energy Center to American Municipal Power, Inc. for $510 million based on 685 MW of output. The purchase price can be incrementally increased, not to exceed an additional $16 million, to reflect additional transmission export capacity up to 707 MW. The proceeds are expected to be used to reduce FE’s net debt position.

TrAIL Update
On May 19, 2011, TrAILCo’s new 500-kilovolt transmission line, spanning more than 150 miles from southwestern Pennsylvania through West Virginia to northern Virginia, was completed and fully energized.

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Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry. the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of PJM's direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, business and regulatory impacts from ATSI’s realignment into PJM Interconnection, L.L.C, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy’s regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace CAIR including the Cross-State Air Pollution Rule (CSAPR) and the effects of the EPA’s recently released MACT proposal to establish certain mercury and other emission standards for electric generating units, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC, including as a result of the incident at Japan’s Fukushima Daiichi Nuclear Plant), adverse legal decisions and outcomes related to Met-Ed’s and Penelec’s ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units and changes in their ability to operate at or near full capacity, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, efforts, and our ability, to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s and its subsidiaries’ access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the major industrial and commercial customers of FirstEnergy’s subsidiaries, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, issues arising from the recently completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations including FirstEnergy’s ability to maintain relationships with customers, employees or suppliers, as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risks and other factors discussed from time to time in FirstEnergy’s and its applicable subsidiaries’ SEC filings, and other similar factors. Dividends declared from time to time on FirstEnergy's common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy, or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

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